Exhibit 3.1


                              ARTICLES OF AMENDMENT
                           OF THE AMENDED AND RESTATED
                          ARTICLES OF INCORPORATION OF
                         GUARANTY FINANCIAL CORPORATION

         1.    The name of the Corporation is Guaranty Financial Corporation.

         2. Paragraph A of Article II of the Corporation's Articles of Incorporation is hereby amended to read as follows:

               The aggregate number of shares of stock which the Corporation shall have authority to issue and the par value per share is as follows:

         Class                              Number of Shares           Par Value
         -----                              ----------------           ---------
         Common Stock                          4,000,000                 $1.25
         Preferred Stock                         500,000                 $1.00

         3. The amendment set forth above shall become effective as of 12:01 a.m. o'clock Eastern Standard Time on January 15, 1996 (the "Effective Time"). At the Effective Time, each issued and unissued authorized share of common stock of the Corporation existing immediately prior to the Effective Time shall be automatically changed into two (2) shares of the Corporation's common stock with a par value of $1.25 per share.

         4.    The foregoing amendment was adopted on November 30, 1995.
                                                               --
         5. The amendment was adopted by the written consent of the sole shareholder of the Corporation.

         The undersigned president of the Corporation declares that the facts herein stated are true as of November 30, 1995.
                                      --

                                        GUARANTY FINANCIAL CORPORATION



                                        BY: /s/ Thomas P. Baker
                                            --------------------------
                                            Thomas P. Baker, President

                            COMMONWEALTH OF VIRGINIA
                          STATE CORPORATION COMMISSION

                                January 15, 1996


The State Corporation Commission has found the accompanying articles submitted on behalf of

GUARANTY FINANCIAL CORPORATION

to comply with the requirements of law, and confirms payment of all related fees.

Therefore, it is ORDERED that this

CERTIFICATE OF AMENDMENT

be issued and admitted to record with the articles of amendment in the Office of the Clerk of the Commission, effective January 15, 1996 at 12:01 AM.

The corporation is granted the authority conferred on it by law in accordance with the articles, subject to the conditions and restrictions imposed by law.



                                           STATE CORPORATION COMMISSION


                                           By  /s/ T.V. Morrison, Jr.
                                               Commissioner




AMENACPT
CIS20436
96-01-16-0003

                              ARTICLES OF AMENDMENT
                                       AND
                             ARTICLES OF RESTATEMENT
                                       OF
                         GUARANTY FINANCIAL CORPORATION


         Pursuant to  Sections  13.1-710  and  13.1-711  of the  Virginia  Stock

Corporation   Act,  the  articles  of   incorporation   of  Guaranty   Financial

Corporation, a Virginia corporation, are hereby amended and restated by the sole shareholder of said corporation.


         1. Name of Corporation. The name of the corporation is Guaranty Financial Corporation.

         2.    Text  of   Amendment.   Attached  as  an   appendix   hereto  and
incorporated herein by this reference is the text of the amended and restated articles of incorporation.

         3.    Certificate. The undersigned hereby certifies the following:

               (a) The amended and restated articles of incorporation contain amendments which require shareholder approval.

               (b) The amended and restarted articles of incorporation were adopted by unanimous written consent of the sole shareholder of the corporation on February 17, 1994, pursuant to the provisions of the Virginia Stock Corporation Act.


Dated:   March  4 , 1994
               ---


                                          By: /s/ Thomas P. Baker
                                              ----------------------------
                                              Thomas P. Baker, President

                               AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                         GUARANTY FINANCIAL CORPORATION


                                    ARTICLE I
                                      NAME

         The name of the corporation is Guaranty Financial Corporation.

                                   ARTICLE II
                                  CAPITAL STOCK

         Paragraph A. The aggregate number of shares of stock which the Corporation shall have the authority to issue and the par value per shares is as follows:

                                 Number of
         Class                     Shares              Par Value
         -----                   ---------             ---------

         Common Stock             2,000,000              $1.25
         Preferred Stock            500,000              $1.00

         Paragraph B. No holders of any class of stock of the Corporation shall have any preemptive or other preferential right to purchase or subscribe to (i) any shares of any class of stock of the Corporation, whether now or hereafter authorized, (ii) any warrants, rights or options to purchase any such stock, or
(iii) any obligations convertible into any such stock or into warrants, rights or options to purchase any such stock.

         Paragraph C. The holders of the Common Stock shall, to the exclusion of the holders of any other class of stock of the Corporation, have the sole and full power to vote for the election of directors and for all other purposes without limitation except only as otherwise provided in any articles of amendment applicable to any series of Preferred Stock, and as otherwise expressly provided by the then existing statutes of Virginia. The holders of the Common Stock shall have one vote for each share of Common Stock held by them. Except as may be set forth in any articles of amendment applicable to shares of Preferred Stock, the holders of the Common Stock shall be entitled to receive the net assets of the Corporation upon dissolution.

         Paragraph D. Authority is expressly vested in the Board of Directors to divide the Preferred Stock into and issue the same in series and, to the fullest extent permitted by law, to fix and determine the preferences, limitations and relative rights of the shares of any series so established, and to provide for the issuance thereof.

         Prior to the issuance of any share of a series of Preferred Stock, the Board of Directors shall establish such series by adopting a resolution setting forth the designation and number of shares of the series and the preferences, limitations and relative rights thereof, and the Corporation shall file with the Commission articles of amendment as required by law, and the Commission shall have issued a certificate of amendment.

                                   ARTICLE III
                     INDEMNIFICATION AND LIMITS ON LIABILITY
                            OF DIRECTORS AND OFFICERS

         Paragraph A. The Corporation shall indemnify any Director or Officer made a Party to a Proceeding (including without limitation any Proceeding by or in the right of the Corporation in which the Director or Officer is adjudged liable to the Corporation) because he or she is or was a Director or Officer of the Corporation against any Liability incurred in the Proceeding to the fullest extent permitted by Virginia law, as it may be amended from time to time.

         Paragraph B. The Corporation shall not indemnify a Director or Officer under Paragraph A above (unless authorized or ordered by a court) unless in each specific case a determination pursuant to Virginia law, as it may be amended from time to time, has been made that indemnification is permissible under the circumstances. The termination of a Proceeding by judgment, order, settlement or conviction is not, of itself, determinative that Director or Officer is not entitled to indemnification under this Article III.

         Paragraph C. Expenses incurred by a Director or Officer in a Proceeding shall be paid by the Corporation in advance of the final disposition of the Proceeding if:

         1. The Director or Officer furnishes the Corporation a written statement of his good faith belief that he or she is entitled to indemnification pursuant to this Article III;

         2. The Director or Officer furnishes the Corporation a written undertaking, executed personally or on his or her behalf, to repay the advance if it is ultimately determined that he or she did not meet the standard for indemnification pursuant to this
               Article III; and

         3. A determination pursuant to Virginia law, as it may be amended from time to time, is made that the facts then known to those making the determination would not preclude indemnification under this Article III.

         The undertaking required by subsection 2 of this Paragraph C shall be an unlimited general obligation of the Director or Officer but need not be secured and may be accepted without reference to his or her financial ability to make repayment.

         Paragraph D. The indemnification provided by this Article III shall not be exclusive of any other rights to which any Director or Officer may be entitled, including without limitation rights conferred by applicable law and any right under policies of insurance that may be purchased and maintained by the Corporation or others, even as to liabilities against which the Corporation would not have the power to indemnify such Director or Officer under the provisions of this Article III.

         Paragraph E. The Corporation may purchase and maintain at its sole expense insurance, in such amounts and on such terms and conditions as the Board of Directors may deem reasonable, against all liabilities or losses it may sustain in consequence of the indemnification provided for in this Article III.

         Paragraph F. The Board of Directors shall have the power but not the obligation, generally and in specific cases, to indemnify employees and agents of the Corporation to the same extent as provided in this Article III with respect to Directors or Officers. The Board of Directors is hereby empowered by a majority vote of a quorum of disinterested Directors to contract in advance to indemnify any Director or Officer. The Board of Directors is further empowered, by majority vote of a quorum of disinterested Directors, to cause the Corporation to contract in advance to indemnify any person who is not a Director or Officer who was or is a party to any Proceeding, by reason of the fact that he or she is or was an employee or agent of the Corporation, or was serving at the request of the Corporation as Director, Officer, employee or agent of another corporation, partnership, joint venture trust, employee benefit plan or other enterprise, to the same extent as if such person were a Director or Officer.

         Paragraph G. To the full extent that Virginia law, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of Directors and Officers, a Director or Officer shall not be liable to the Corporation or its shareholders for any monetary damages in excess of one dollar.

         Paragraph H.  In this Article III:

                  "Director" means an individual who is or was a director of the Corporation or an individual who, while a director of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. A director is considered to be serving an employee benefit plan at the Corporation's request if his duties to the corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. "Director" includes the estate or personal representative of a director.

                  "Officer" means an individual who is or was an officer of the Corporation or an individual who is or was serving at the Corporation's written request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. An officer is considered to be serving an employee benefit plan at the Corporation's request if his duties to the Corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. "Officer" includes the estate or personal representative of an officer. Except as set forth above "Officer" does not include officers of corporations controlled by the Corporation.

                  "Expenses" includes but is not limited to counsel fees.

                  "Liability" means the obligation to pay a judgment, settlement, penalty, fine, including without limitation any excise tax assessed with respect to an employee benefit plan, or reasonable Expenses incurred with respect to a Proceeding.

                  "Party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in any Proceeding.

                  "Proceeding"  means  any  threatened,   pending  or  completed
         action, suit, or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal.

                                   ARTICLE IV
                                    DIRECTORS

         Paragraph A. Except as otherwise fixed by any articles of amendment adopted by the Board of Directors pursuant to Paragraph D of Article II relating to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of the directors of the Corporation shall be fixed from time to time by or pursuant to the Bylaws of the Corporation. The initial directors, whose terms shall expire at the first shareholders' meeting at which directors are elected, shall be:

Thomas P. Baker                    Charles R. Borchardt
P.O. Box 26                        240 Inglecress Drive
Cobham, VA 22929-0026              Charlottesville, VA 22901

Henry J. Browne                    Douglas E. Caton
P.O. Box 1464                      4 Deer Park
Charlottesville, VA 22902          Earlysville, VA 22903

Robert P. Englander                Harry N. Lewis
515 Wiley Drive                    1313 Hilltop Road
Charlottesville, VA 22901          Charlottesville, VA  22903

Barry L. Musselman                 John E. Metz
10006 Walsham Court                106 Meadowbrook Court
Richmond, VA 23233                 Charlottesville, VA 22901

Oscar W. Smith, Jr.
759 Bedford Hills Drive
Earlysville, VA 22936

         Commencing with the first shareholders' meeting at which directors are elected, the directors, other than those who may be elected by the holders of any series of Preferred Stock, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, one class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1994, another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1995 and another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1996, with each class to hold office until its successor is elected and qualified. At each annual meeting of the stockholders of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

         Paragraph B. Advance notice of stockholder nominations for the election of directors shall be given in the manner provided in the Bylaws of the Corporation.

         Paragraph C. Except as otherwise fixed by any articles of amendment adopted by the Board of Directors pursuant to Paragraph D of Article II relating to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled only by issued and outstanding shares of the Corporation's Common Stock vote in favor of such action.

         This Paragraph C shall not affect the power of the Board of Directors to condition its submission of any plan of merger, share exchange or direct or indirect sale, lease, exchange or other disposition of all or substantially all of the Corporation's property, otherwise than in the usual and regular course of business, on any basis, including the requirement of a greater vote.

         Paragraph E. For purposes of these Articles of Incorporation an abstention or failure to vote shall not be considered a vote in favor of or opposing any particular action.

         Paragraph F. For purposes of this Article VI, a Continuing  Director is
(i) any individual who is an initial director named in these Articles of Incorporation, (ii) any individual who has been elected to the Board of Directors of the Corporation at an annual meeting of the stockholders of the Corporation more than one time or (iii) any individual who was elected to fill a vacancy on the Board of Directors and received the affirmative vote of a majority of the Continuing Directors then on the Board of Directors and thereafter elected to the Board of Directors at an annual meeting of the stockholders of the Corporation at least one time

                                   ARTICLE VII
                           REGISTERED OFFICE AND AGENT

         The post office address of the initial registered office is Two James Center, 1021 East Cary Street, Richmond, Virginia 23219, which is located in the City of Richmond. The name of the initial registered agent is Wayne A. Whitham, Jr., who is a resident of Virginia and a member of the Virginia State Bar, and whose business office is the same as the registered office of the Corporation.

                            COMMONWEALTH OF VIRGINIA
                          STATE CORPORATION COMMISSION

                                  March 4, 1994


The State Corporation Commission has found the accompanying articles submitted on behalf of

GUARANTY FINANCIAL CORPORATION

to comply with the requirements of law, and confirms payment of all related fees.

Therefore, it is ORDERED that this

CERTIFICATE OF AMENDMENT AND RESTATEMENT

be issued and admitted to record with the articles of amendment in the Office of the Clerk of the Commission, effective March 9, 1994 at 8:19 AM.

The corporation is granted the authority conferred on it by law in accordance with the articles, subject to the conditions and restrictions imposed by law.



                                            STATE CORPORATION COMMISSION


                                            By  /s/ T.V. Morrison, Jr.
                                                Commissioner




AMENACPT
CIS20436
94-03-07-0520